(a)(12)

ING VARIABLE PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

ING VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The total number of shares of stock that the Corporation has authority to issue is six billion, nine hundred million (6,900,000,000) shares of Capital Stock with a par value of one-tenth of one cent ($.001) per share, having an aggregate par value of six million, nine hundred thousand dollars ($6,900,000).

SECOND: At its June 4, 2008 meeting and pursuant to the authority expressly vested in it by Section Second (8) of the Corporation’s Articles of Amendment and Restatement (the “Charter”), the Board of Directors of the Corporation adopted resolutions classifying and designating one hundred million (100,000,000) authorized and unissued shares of undesignated Capital Stock of the Corporation as shares of a new portfolio series, as set forth below:

Name of Series	Shares Allocated
ING Global Equity Option Portfolio – Class S	100,000,000

THIRD: The shares designated and classified in Article SECOND of these Articles Supplementary, shall have the preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in Section Second (6) of, and elsewhere in, and shall be subject to all provisions of, the Charter.

FOURTH: Immediately prior to the effectiveness of the amendment to the Charter set forth in Article SECOND, the number of shares of each authorized class of Capital Stock was as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000
ING BlackRock Global Science and Technology Portfolio	Class I	100,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000
ING International Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Lehman Brothers U.S. Aggregate Bond Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Morningstar U.S. Growth Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Opportunistic LargeCap Growth Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Opportunistic LargeCap Value Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Russell Global Large Cap Index 85% Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Russell Large Cap Index Portfolio	Class I	100,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000
ING Russell Mid Cap Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Russell Small Cap Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING VP Index Plus LargeCap Portfolio	Class I	200,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING VP Index Plus MidCap Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING VP Index Plus SmallCap Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING VP Small Company Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING WisdomTree Global High-Yielding Equity Index Portfolio	Class I	100,000,000
	Class S	100,000,000

for a total of four billion, six hundred million (4,600,000,000) shares designated and classified into separate classes of Capital Stock, with two billion, three hundred million (2,300,000,000) remaining undesignated and unclassified.

FIFTH: Immediately following the effectiveness of the amendment to the Charter set forth in Article SECOND, the number of shares of each authorized class of Capital Stock of the Corporation will be as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000
ING BlackRock Global Science and Technology Portfolio	Class I	100,000,000
	Class S	100,000,000
ING Global Equity Option Portfolio	Class S	100,000,000
	Adviser Class	100,000,000
ING International Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Lehman Brothers U.S. Aggregate Bond Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Morningstar U.S. Growth Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Opportunistic LargeCap Growth Portfolio	Class I	100,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000
ING Opportunistic LargeCap Value Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Russell Global Large Cap Index 85% Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Russell Large Cap Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Russell Mid Cap Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING Russell Small Cap Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING VP Index Plus LargeCap Portfolio	Class I	200,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING VP Index Plus MidCap Portfolio	Class I	100,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000
ING VP Index Plus SmallCap Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING VP Small Company Portfolio	Class I	100,000,000
	Class S	100,000,000
	Adviser Class	100,000,000
ING WisdomTree Global High-Yielding Equity Index Portfolio	Class I	100,000,000
	Class S	100,000,000

for a total of four billion, seven hundred million (4,700,000,000) shares designated and classified into separate classes of Capital Stock, with two billion, two hundred million (2,200,000,000) shares remaining undesignated and unclassified.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:	ING Variable Portfolios, Inc.

/s/ Theresa K. Kelety	/s/ Todd Modic
Name: Theresa K. Kelety, Esq.	Name: Todd Modic
Title: Secretary	Title: Senior Vice President

Dated: July 9, 2008